Exhibit 99.1

NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                      (512) 433-5210
FORESTAR REAL ESTATE GROUP INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2007 RESULTS
     AUSTIN, TEXAS, February 6, 2008—Forestar Real Estate Group Inc. (NYSE: FOR) today reported essentially break-even results in fourth quarter 2007. Net income for full year 2007 was $24.8 million, or $0.69 per proforma diluted share.
     “The spin-off of Forestar Real Estate Group Inc. as an independent company from Temple-Inland Inc. was completed December 28, 2007,” said Jim DeCosmo, president and chief executive officer of Forestar Real Estate Group. “Forestar is focused on maximizing long-term shareholder value through entitlement and development of real estate, realization of value from natural resources and accelerated growth through strategic and disciplined investment.
     “Results for Forestar Real Estate Group are reported in two business segments: real estate and natural resources. Forestar real estate includes about 373,000 acres of land owned directly or through ventures located in ten states and thirteen markets. Forestar natural resources includes 622,000 net acres of oil and gas mineral interests. In addition, Forestar sells wood fiber from its land primarily located in Georgia.
     “Our 2007 value creation activities include:
-	Entitling approximately 1,700 acres, representing over 900 residential lots, and moving nearly 4,300 acres into the entitlement process

-	Negotiating 58% ownership interest in Ironstob, LLC venture with the Jones Company which includes 17,000 acres of undeveloped land

-	Entering into an agreement with Marriott, TPC, and Miller Global for the development of a Marriott resort hotel, spa and two TPC golf facilities at our Cibolo Canyons mixed-use development near San Antonio, Texas

-	Acquiring nearly 3,700 acres, representing 5,500 estimated residential lots and 140 commercial acres

-	Leasing to oil and gas companies approximately 30,000 net mineral acres for exploration and production activities

Real Estate

	4th Qtr.	4th Qtr.	3rd Qtr.	Year	Year
Segment Earnings	2007	2006	2007	2007	2006
($ in Millions)	($0.2)	$15.4	$13.0	$39.5	$70.3
     Fourth quarter 2007 segment earnings were negatively impacted by $3.9 million impairment expense principally associated with a commercial golf club operation in Granbury, Texas.
Sales Activity

	Q4 2007		Full Year 2007
	Sales	Price	Sales	Price

Undeveloped Land	693 acres	$5,900 / acre	2,617 acres	$6,700 / acre
Residential Lots	309 lots	$45,900 / lot	1,707 lots	$52,900 / lot
Commercial Acres	23 acres	$390,600 / acre	198 acres	$261,200 / acre
     Including joint-venture activity, 693 acres of undeveloped land were sold during fourth quarter 2007 at an average sales price of approximately $5,900 per acre.
     Residential development activity for all wholly and partially-owned projects during fourth quarter 2007 included the sale of 309 lots at an average price of approximately $45,900 per lot.
     Commercial activity for all wholly and partially-owned projects during fourth quarter 2007 included the sale of 23 acres at an average price of $390,600 per acre.
Real Estate Pipeline
     Forestar’s real estate segment includes about 373,000 acres of land owned directly or through ventures located in ten states and thirteen markets.

		In		Developed &
		Entitlement		Under	Total
Real Estate	Undeveloped	Process	Entitled	Development	Acres*
Undeveloped Land
Owned	320,458				327,821
Ventures	7,363

Residential
Owned		24,814	7,885	445	40,282
Ventures		870	4,905	1,363

Commercial
Owned		2,906	658	324	4,761
Ventures			585	288

Total Acres	327,821	28,590	14,033	2,420	372,864

Estimated Residential Lots			24,760	5,090	29,850

*	Total acres excludes Forestar’s 58% ownership interest in Ironstob, LLC venture with Jones Company which controls approximately 17,000 acres of undeveloped land.

Entitlement Activity
     At year end 2007, Forestar has 24 real estate projects representing over 28,000 acres in the entitlement process, including ventures. During fourth quarter 2007, two projects, representing 741 acres were entitled, which include over 290 residential lots.
     “Our real estate operation continues to focus on maximizing long-term shareholder value through the entitlement process,” said Mr. DeCosmo. “During 2007, nearly 4,300 acres of undeveloped land were moved into entitlement. In addition, seven projects, comprising approximately 1,700 acres were entitled in 2007, which represent over 900 residential lots.”
     Including venture activity, Forestar currently has approximately 14,033 acres of entitled land, representing approximately 24,760 residential lots and 1,243 commercial acres.
Development Activity
     Forestar has 2,420 acres developed and under development directly or through ventures, which represent 5,090 lots and 612 commercial acres.
     In 2007, Forestar entered into an agreement with Marriott, TPC, and Miller Global for the development of a 1,002 room Marriott resort hotel, spa and two TPC golf facilities at our 2,800 acre Cibolo Canyons mixed-use development near San Antonio, Texas
     “Forestar is focused on investment in development where market conditions support lot sales to homebuilders,” said Mr. DeCosmo.
Venture Activity
     During fourth quarter 2007, the company entered into the Ironstob, LLC venture with The Jones Company, Ltd. of Dallas, Georgia. The venture controls approximately 17,000 acres of undeveloped land in Georgia owned by The Jones Company. This land is located principally in Paulding County, and is subject to a long-term timber lease with Forestar Real Estate Group. Forestar is the venture’s managing member with 58% ownership and Atlanta-based Bullock-Mannelly Partners will serve as the local operating manager. “This venture further improves our company’s strategic land positions in Georgia, and provides significant long-term value for our shareholders,” said Mr. DeCosmo.
Investment Activity
     During 2007, Forestar invested $54.4 million in nine real estate projects, which include 3,600 acres of residential and 140 acres of commercial property. Seven of the nine projects acquired were in the major markets of Texas.
     “Forestar continues to examine opportunities to acquire discounted real estate assets,” said Mr. DeCosmo.

Natural Resources

	4th Qtr.	4th Qtr.	3rd Qtr.	Year	Year
Segment Earnings	2007	2006	2007	2007	2006
($ in Millions)	$7.5	$2.8	$8.3	$26.5	$33.0
     Fourth quarter 2007 segment earnings include a $2.2 million gain from the partial termination of a timber lease with the Jones Company in connection with the formation of the Ironstob venture.
Mineral Activity
     Forestar owns 622,000 net acres of oil and gas mineral interests in Texas, Louisiana, Alabama and Georgia.

Mineral Value Chain	YE 2007 Net Acres	2007 Revenues
Royalty Interest	25,000	$13.1 million

Leased	77,000	$7.7 million

Available for Lease*	520,000

Total	622,000	$20.8 million

*	Includes approximately 46,000 net acres subject to a lease option.
     During 2007, Forestar leased 30,000 net mineral acres generating $7.7 million from lease bonuses and delay rental payments. In addition, Forestar received royalty interest revenues from 331 producing wells owned and operated by third parties on its mineral acres, up from 294 active wells at year end 2006. During 2007, our share of oil and gas produced related to our royalty interests was over 87,000 barrels of oil and approximately 500,000 MCF of natural gas.
     “Forestar continues to benefit from high oil and gas prices,” said Mr. DeCosmo.
Fiber Sales Activity
     During 2007 Forestar generated $13.7 million in revenues from the sale of approximately 1.2 million tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.
Comments
     In announcing fourth quarter and full year 2007 results, Mr. DeCosmo said, “Despite challenging market conditions for our real estate segment, we remain committed to maximizing long-term shareholder value through entitlement and development of real estate and realization of value from natural resources.
     “In addition, we are also committed to increasing the value of our land through economic development activities. During 2007, we hired Glenn Cornell, former Commissioner of the Georgia Department of Economic Development, as senior vice president of economic development in Georgia. Glenn brings more than 40 years of statewide business and economic development experience, including leadership positions in government, banking, and real estate. We believe his unique qualifications will assist in the execution of Forestar’s strategy to maximize and grow long-term shareholder value.”
     “Forestar’s management team is excited about our spin-off from Temple-Inland, and is committed to executing our strategy to deliver long-term value for shareholders,” concluded Mr. DeCosmo.
     The Company will host a conference call on February 6, 2008 at 11:00 am EDT to discuss results of fourth quarter and full year 2007. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-800-638-5439 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-614-3945. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 88089998.
About Forestar Real Estate Group
     Forestar Real Estate Group Inc. operates in two business segments: real estate and natural resources. The real estate segment owns directly or through ventures about 373,000 acres of real estate located in ten states and thirteen markets in the U.S. The real estate segment has 24 real estate projects representing over 28,000 acres currently in the entitlement process and over 75 active development projects in eight states and 12 markets encompassing approximately 16,000 acres, comprised of about 30,000 residential lots and approximately 1,900 commercial acres. The natural resources segment manages about 622,000 net acres of oil and gas mineral interests, sells wood fiber from its land primarily located in Georgia, and leases land for recreational uses. Forestar’s address on the World Wide Web is www. forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR REAL ESTATE GROUP
UNAUDITED
Business Segments

	Fourth Quarter			Full Year
	2007	2006		2007	2006
	(In thousands,			(In thousands,
	Except per share)			except per share)
Revenues

Real estate	$27,462		$35,154	$142,729		$180,151
Natural resources	8,151		6,958	35,257		45,409

Total revenues	$35,613		$42,112	$177,986		$225,560

Segment earnings
Real estate	$(223)		$15,439	$39,507		$70,271
Natural resources	7,481		2,784	26,531		33,016

Total segment earnings	7,258		18,223	66,038		103,287
Expenses not allocated to segments
General and administrative	(5,158)		(3,675)	(17,413)		(14,048)
Share-based compensation	481		(361)	(1,397)		(1,275)
Interest expense	(2,768)		(1,549)	(9,229)		(6,229)
Other non-operating income (expense)	251		71	705		79

Income before taxes	64		12,709	38,704		81,814
Income (taxes) benefit	42		(4,774)	(13,909)		(29,970)

Net income	$106		$7,935	$24,795		$51,844

Proforma diluted earnings per share:
Net income	$—	$	n/a	$0.69	$	n/a

Proforma average diluted shares outstanding	36.0		n/a	36.1		n/a

Reconciliation of Non-GAAP Financial Measures:

Weighted avg. shares outstanding — basic	35.4			35.4
Proforma dilutive effect of stock options	0.6			0.7

Proforma weighted avg. shares outstanding — diluted	36.0			36.1

	Full Year
Supplemental Financial Information	2007	2006
($ in thousands)
Borrowings under credit facility	$175,000	$110,506
Other debt*	91,015	50,611

Total Debt	$266,015	$161,117

*	Consists principally of consolidated venture non-recourse debt.

A summary of projects in the entitlement process(a) at year-end 2007 follows:

		Project
Project	County	Acres(b)
California

Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia

Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Corinth Landing	Coweta	850
Crossing	Coweta	230
Fincher Road	Cherokee	1,060
Fox Hall	Coweta	930
Garland Mountain	Cherokee/Bartow	350
Genesee	Coweta	720
Grove Park	Coweta	150
Home Place	Coweta	1,500
Jackson Park	Jackson	690
Lithia Springs	Haralson	120
Mill Creek	Coweta	770
Pickens School	Pickens	420
Serenity	Carroll	440
Waleska	Cherokee	150
Wolf Creek	Carroll	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	630

Total		28,590

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

     A summary of activity within our entitled,(a) developed and under development projects at year-end 2007 follows:

			Residential Lots(c)		Commercial Acres(d)
			Lots Sold		Acres Sold
		Interest	Since	Lots	Since	Acres
Project	County	Owned(b)	Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra Costa	100%	—	—	—	285
Colorado
Buffalo Highlands	Weld	100%	—	164	—	—
Johnstown Farms	Weld	100%	115	699	—	—
Pinery West	Douglas	100%	—	—	—	115
Stonebraker	Weld	100%	—	603	—	13
Westlake Highlands	Jefferson	100%	—	21	—	—
Texas
Arrowhead Ranch	Hays	100%	—	232	—	5
Caruth Lakes	Rockwall	100%	245	404	—	—
Cibolo Canyons	Bexar	100%	466	1,283	64	81
Harbor Lakes	Hood	100%	197	252	—	14
Harbor Mist	Calhoun	100%	—	1,393	—	36
Hunter’s Crossing	Bastrop	100%	308	183	23	83
Katy Freeway	Harris	100%	—	—	38	—
La Conterra	Williamson	100%	—	509	—	60
Maxwell Creek	Collin	100%	594	429	—	—
Oak Creek Estates	Comal	100%	—	648	13	—
The Colony	Bastrop	100%	380	1,045	22	50
The Gables at North Hill	Collin	100%	193	90	—	—
The Preserve at Pecan Creek	Denton	100%	156	663	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	179	22
Westside at Buttercup Creek	Williamson	100%	1,239	289	66	—
Other projects (10)	Various	100%	2,879	128	233	48

Georgia
Towne West	Bartow	100%	—	2,674	—	121
Other projects (9)	Various	100%	—	1,777	—	40
Missouri and Utah
Other projects (3)	Various	100%	775	242	—	—

			7,547	13,728	638	982
Projects in entities we consolidate

Texas
City Park	Harris	75%	873	438	50	115
Lantana	Denton	55% (e)	346	2,004	—	—
Light Farms	Collin	65%	—	2,501	—	—
Stoney Creek	Dallas	90%	1	753	—	—
Timber Creek	Collin	88%	—	654	—	—
Other projects (6)	Various	Various	997	387	24	23
Tennessee
Youngs Lane	Davidson	60%	—	—	—	16

			2,217	6,737	74	154

Total owned and consolidated			9,764	20,465	712	1,136
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%	627	453	26	—
The Georgian	Paulding	38%	287	1,098	—	—
Other projects (5)	Various	Various	1,844	188	3	—

Texas
Bar C Ranch	Tarrant	50%	175	1,006	—	—
Fannin Farms West	Tarrant	50%	236	207	—	—
Lantana	Denton	Various (e)	1,764	84	3	77
Long Meadow Farms	Fort Bend	19%	598	1,508	24	186
Southern Trails	Brazoria	40%	250	812	—	—
Stonewall Estates	Bexar	25%	114	138	—	—
Summer Creek Ranch	Tarrant	50%	793	1,695	—	374
Summer Lakes	Fort Bend	50%	294	850	48	3
Village Park	Collin	50%	335	234	—	5
Waterford Park	Fort Bend	50%	—	493	—	37
Other projects (3)	Various	Various	282	247	—	37

Florida
Other projects (3)	Various	Various	473	372	—	—

Total in ventures			8,072	9,385	104	719

Combined Total			17,836	29,850	816	1,855

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 21 partnerships in which our voting interests range from 25% to 55%. We account for eight of these partnerships using the equity method and we consolidate the remaining partnerships.